UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012 (June 18, 2012)

REXAHN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34079
(State or other jurisdiction of incorporation)	(Commission File Number)
11-3516358
(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2012, Rexahn Pharmaceuticals, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders: (i) elected the persons listed below under Proposal 1 to serve as directors of the Company for a term of one year each; and (ii) ratified the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm.

The following tables summarize voting results by the Company’s shareholders.

Proposal 1 – Election of Directors

The seven nominees named in the definitive proxy statement to serve as directors for a one-year term expiring at the 2013 annual meeting of shareholders.  The voting results with respect to each nominee were as follows:

Director	For	Withheld
Dr. Chang H. Ahn	40,769,295	2,769,920
Charles Beever	40,459,566	3,079,649
Peter Brandt	40,396,066	3,143,149
Kwang Soo Cheong	40,488,474	3,050,741
Si Moon Hwang	40,834,094	2,705,121
Richard Kivel	40,449,404	3,089,811
David McIntosh	40,397,066	3,142,149

There were 24,692,889 broker non-votes for Proposal 1 listed above.

Proposal 2 – Approve the Selection of Independent Auditor for the Year 2012

The proposal to approve the selection of ParenteBeard LLC as the independent auditor for the Company for the year ending December 31, 2012 was approved by a majority of the votes cast.  The voting results are as follows:

For	Against	Abstain
64,235,857	855,778	3,140,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
Dated: June 21, 2012

/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer